EXHIBIT 99.1

Brookfield Asset Management Announces Renewal of Normal Course Issuer Bid

NEW YORK, Jan. 09, 2026 (GLOBE NEWSWIRE) -- Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) (“Brookfield Asset Management”) today announced it has received the requisite approval for the renewal of its normal course issuer bid providing the option to purchase up to 36,946,177 Class A Limited Voting Shares (“Class A Shares”), representing approximately 10% of the public float of Brookfield Asset Management’s outstanding Class A Shares. Purchases under the bid will be made on the open market through the facilities of the New York Stock Exchange (“NYSE”), Toronto Stock Exchange (“TSX”), and/or alternative trading systems. The period of the normal course issuer bid will extend from January 13, 2026 to January 12, 2027, or an earlier date should Brookfield Asset Management complete its purchases. Brookfield Asset Management will pay the market price at the time of acquisition for any Class A Shares purchased or such other price as may be permitted.

As at December 31, 2025, the number of Class A Shares issued and outstanding totaled 1,637,941,906 of which 369,461,770 shares represented the public float. The maximum daily purchase on the TSX under this bid will be 365,499 Class A Shares, which is 25% of 1,461,999 (the average daily trading volume for Class A Shares on the TSX for the six months ended December 31, 2025).

Of the 37,123,295 Class A Shares approved for purchase under Brookfield Asset Management’s prior normal course issuer bid that commenced on January 13, 2025 and will expire on January 12, 2026, Brookfield Asset Management purchased 6,548,561 Class A Shares as of December 31, 2025; 100,000 Class A Shares through open market purchases on the TSX and 6,448,561 Class A Shares through open market purchases on the NYSE and/or alternative trading systems. The weighted average price that Brookfield Asset Management paid per Class A Share acquired under this bid was US$54.14.

Brookfield Asset Management is renewing its normal course issuer bid to retain the option to acquire its Class A Shares where this aligns with its investment and capital allocation strategies. All Class A Shares acquired by Brookfield Asset Management under this bid will be cancelled and/or purchased by a non-independent trustee pursuant to the terms of Brookfield Asset Management’s long-term incentive plans.

Brookfield Asset Management also announced that it has entered into an automatic purchase plan in relation to the normal course issuer bid. The automatic purchase plan allows for the potential purchase of Class A Shares during the term of the normal course issuer bid, subject to certain trading parameters, at times when Brookfield Asset Management ordinarily would not be active in the market due to its own internal trading black-out period, insider trading rules or otherwise. Outside of these periods, Class A Shares will be repurchased in accordance with management’s discretion and in compliance with applicable law.

About Brookfield Asset Management

Brookfield Asset Management Ltd. is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, renewable power and transition, private equity, real estate, and credit. BAM invests client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. BAM offers a range of alternative investment products to investors around the world—including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. BAM draws on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for its clients, across economic cycles. Brookfield Asset Management is publicly traded in New York and Toronto (NYSE: BAM, TSX: BAM).

Please note that Brookfield Asset Management’s returns and reports will be filed on EDGAR and SEDAR+ and can also be found in the investor section of its website at www.bam.brookfield.com. Hard copies of annual and quarterly reports can be obtained free of charge upon request.

For more information, please visit our website at www.brookfield.com.

Brookfield Media: Simon Maine Email: simon.maine@brookfield.com Tel: +44 739 890 9278	Brookfield Investor Relations: Jason Fooks Email: jason.fooks@brookfield.com Tel: (212) 417 2442

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of Brookfield Asset Management are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “target”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this news release include statements referring to potential future purchases by Brookfield Asset Management of its Class A Shares pursuant to the company’s normal course issuer bid and automatic purchase plan.

Although Brookfield Asset Management believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, certain factors, risks and uncertainties, which are described from time to time in our documents filed with the securities regulators in the United States and Canada, not presently known to Brookfield Asset Management, or that Brookfield Asset Management currently believes are not material, could cause actual results to differ materially from those contemplated or implied by forward-looking statements.

Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this news release. Except as required by law, Brookfield Asset Management undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.